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                                                            EXHIBIT 23(e)(2)(ii)

                                   APPENDIX 1
                          AMENDED AS OF APRIL 14, 2003
                        LIBERTY VARIABLE INVESTMENT TRUST
                     CLASS B SHARES OF THE FOLLOWING SERIES:

Columbia International Fund, Variable Series
Colonial Small Cap Value Fund,Variable Series
Colonial Strategic Income Fund, Variable Series
Liberty Growth & Income Fund, Variable Series
Liberty All-Star Equity Fund, Variable Series
Newport Tiger Fund, Variable Series
Liberty Select Value Fund, Variable Series
Liberty S&P 500 Index Fund, Variable Series
Columbia High Yield Fund, Variable Series
Columbia Real Estate Equity Fund, Variable Series
Liberty Equity Fund, Variable Series

                                          LIBERTY VARIABLE INVESTMENT TRUST

                                          By: ________________________________
                                                 Jean S. Loewenberg, Secretary

                                          LIBERTY FUNDS DISTRIBUTOR, INC.

                                          By: ______________________________
                                                 James Tambone, Co-President